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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the Vion Pharmaceuticals, Inc. Employee Stock Purchase Plan of our report dated February 18, 2000 (except for
Note 11, as to which the date is March 27, 2000) with respect to the financial statements of Vion Pharmaceuticals, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP

Stamford, Connecticut
January 9, 2001